UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 Warrant to purchase common stock, expiring April 20, 2021	CLRB CLRBZ	NASDAQ Capital Market NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 3, 2020, Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. as representative of the several underwriters named therein (the “Representative”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Representative 14,601,628 shares of common stock, par value $0.00001 per share, of the Company (“Common Stock”), 2,789,700 pre-funded warrants exercisable for one share of our Common Stock at an exercise price of $0.00001 per share (the “Pre-Funded Warrants”) and 8,694,664 Series H warrants (the “Series H Warrants”) to purchase 8,695,664 shares of Common Stock. The public offering price of a share of Common Stock together with one-half of a Series H Warrant to purchase one share of common stock was $1.15. The public offering price of a Pre-Funded Warrant together with one-half of a Series H Warrant was $1.1499. The Series H Warrants have an exercise price of $1.2075 per share and are exercisable for five years from the date of issuance.

The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company were approximately $18.2 million.

The Common Stock, Pre-Funded Warrants and Series H Warrants were offered by the Company pursuant to a Registration Statement on Form S-1 filed on May 8, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (File No. 333-238132), and an additional registration statement filed on June 2, 2020 pursuant to Rule 462(b) under the Act (File No. 333-238892).

The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company and its directors and officers agreed, subject to certain exceptions, not to offer, issue or sell any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of ninety (90) days following June 5, 2020 without the prior written consent of the Representative.

The foregoing summaries of the Underwriting Agreement, Pre-Funded Warrants and Series H Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 7.01 REGULATION FD DISCLOSURE

On June 5, 2020, the Company issued a press release announcing the closing of its underwritten public offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.
1.1	Form of Underwriting Agreement	S-1/A	May 20, 2020	1.1
4.1	Form of Series H Warrant	S-1/A	May 20, 2020	4.3
4.2	Form of Pre-Funded Warrant	S-1/A	May 20, 2020	4.4
4.3*	Form of Warrant Agency Agreement
99.1*	Press release dated June 5, 2020 titled “Cellectar Biosciences Announces Closing of $20 Million Underwritten Public Offering”

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Dov Elefant
Name: Dov Elefant
Title: Chief Financial Officer